Exhibit 10.3

October 12, 2017

Industrea Acquisition Corp.

28 West 44th Street, Suite 501

New York, NY 10036

Re:	Amendment to Letter Agreement

Ladies and Gentlemen:

Reference is made to that certain Letter Agreement, dated July 26, 2017 (the “Letter Agreement”), by and among Industrea Acquisition Corp., a Delaware corporation (the “Company”), and each of the undersigned members of the Company’s board of directors (the “Directors”). Capitalized terms used but not defined herein having the meanings specified in the Letter Agreement.

The Company and the Directors hereby agree as follows:

1.	Paragraph 2(a) of the Letter Agreement shall be replaced in its entirety with the following:

“As compensation for the Director Responsibilities, the Company shall pay to each Director $50,000 per year, paid quarterly in arrears; provided, that, if at any time during the term of this Letter Agreement a Director ceases to serve as a member of the Board, the Company shall pay to such Director, at the end of the quarter in which such Director ceases to serve on the Board, such Director’s prorated compensation for such quarter; provided, further, that, if at any time during the term of this Letter Agreement or upon its termination the Company’s obligation to pay the Directors such compensation terminates, the Company shall pay to each then-serving Director, at the end of the quarter in which such event occurs, such Director’s prorated compensation for such quarter.”

2.	Paragraph 2(b) of the Letter Agreement shall be replaced in its entirety with the following:

“During the term of this Agreement, the Company shall, on a quarterly basis, reimburse each Director for all reasonable out-of-pocket expenses incurred by each Director in connection with fulfilling the Director Responsibilities; provided, however, that each Director complies with the applicable policies, practices and procedures of the Company and submits proper expense reports, receipts or similar documentation of such expenses as the Company may require.”

3.	Except as specifically modified by this amendment (this “Amendment”), the Letter Agreement remains in full force and effect. This Amendment and the Letter Agreement constitute the sole and entire agreement and understanding of the undersigned with respect to the subject matter of this Amendment and the Letter Agreement, and supersede all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the subject matter. In the event of any inconsistency between the statements in the body of this Amendment and the Letter Agreement, the statements in the body of this Amendment shall control. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Amendment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Amendment or any of its rights, interests or obligations hereunder without the prior written approval of the other parties.

[Signature Page Follows]

Sincerely,

DIRECTORS:

By:	/s/ David A.B. Brown
Name: David A.B. Brown

By:	/s/ Thomas K. Armstrong, Jr.
Name: Thomas K. Armstrong, Jr.

By:	/s/ David G. Hall
Name: David G. Hall

By:	/s/ Brian Hodges
Name: Brian Hodges

By:	/s/ Gerard F. Rooney
Name: Gerard F. Rooney

INDUSTREA ACQUISITION CORP.

By:	/s/ Howard D. Morgan
Name: Howard D. Morgan
Title: Chief Executive Officer

[Signature Page to Amendment to Letter Agreement]